Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 17, 2020, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-239335) and related Prospectus of nCino, Inc. dated July 10, 2020.

/s/ Ernst & Young LLP

Raleigh, North Carolina

July 10, 2020